Exhibit 99.1

Michael P. Castellano Joins GlobeTel Communications Corp.'s Board of Directors

FORT LAUDERDALE, Fla.--Jan. 5, 2006--GlobeTel Communications Corp. (AMEX:GTE ), a premiere provider of communication products and enhanced value added services, announced today the appointment of Michael P. Castellano to the Board of Directors. Mr. Castellano will also fulfill an important role as Chairman of GlobeTel's Audit Committee as an independent director and a qualified financial expert under Sarbanes-Oxley. He will also serve on GlobeTel's Compensation and Nominating Committees. His appointment is effective immediately. Mr. Castellano succeeds Laina Raveendran Greene, who recently stepped down from the Board for personal reasons.

Michael P. Castellano is a certified public accountant with more than 40 years of experience in the financial sector. His distinguished career includes executive positions in corporate accounting, finance, and administration at renowned companies such as Avis, Inc., E.F. Hutton, Inc., and Fidelity Investments. At Fidelity, he held the positions of Vice President and Corporate Controller and was later appointed Senior Vice President and Chief Accounting Officer of the Fidelity Institutional Group. Later assignments included the positions of Executive Vice President and Chief Administrative Officer at Kobren Insight Group where he became a member of the Board of Directors in 1997. He was also a director and head of the Audit Committee for Puradyn Filter Technologies from 2001 through 2005 and ResortQuest International, a New York Stock Exchange listed property management company, from 2002 until November 2003 when it was acquired by Gaylord Entertainment. Mr. Castellano currently serves as a director and chairman of the Audit Committees of Sona Mobile and Sun Capital Advisers Trust.

"Mr. Castellano is an excellent addition to our Board and I am delighted to extend to him our warmest welcome," commented Sir Christopher Meyer, Chairman of GlobeTel's Board of Directors. "He brings a depth and breadth of corporate accounting experience that will complement the strengths of our Board's other members."
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"I am excited to have been elected to the Board of Directors of GlobeTel
Communications," said Castellano. "I feel that my extensive financial and business experience, as well as my experience as the chairman of other audit committees, will greatly benefit the Corporation and its investors. I have looked very closely at GlobeTel and I am thrilled to be able to make a contribution to a company with such great potential at this key stage in its development."

About GlobeTel Communications Corporation:

GlobeTel is a diversified, global Telecommunications and Financial Services Company. GlobeTel operates business units in: (i) Stored Value & Remittance Cards as a MasterCard certified processor; (ii) VoIP Carrier-grade, Long-distance Services to major long-distance companies; (iii) VoIP development, technology and equipment manufacturing; (iv) advanced WiMax services utilizing GlobeTel's proprietary "Hotzone" technology; and (v) the development, manufacturing, marketing and provision of nearspace platforms known as Stratellites, which will soon seamlessly integrate all of GlobeTel's communications and financial services technologies around the world.

Operating on a global basis, GlobeTel has historically focused its business development on markets outside of the United States. Current operations and business relationships exist in Asia, Europe, South America, Mexico and the Caribbean.

For more information, please go to: http://www.globetel.net.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements. Sanswire Networks and the launch of the Company's high-altitude airship are subject to various risk factors and investors should construe any such investment as speculative. The above are more fully discussed in the Company's SEC filings.
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Contact:

GlobeTel Communications Corp., Fort Lauderdale
Sibylle Faye Yakan, 954-241-0590
investors@globetel.net